UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2022

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12400 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	INCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Incyte Corporation (the “Company”) held on June 15, 2022:

1.	The following Directors were elected:

	For	Against	Abstain	Broker Non- Votes
Julian C. Baker	173,291,548	14,882,569	266,019	11,714,999
Jean-Jacques Bienaimé	173,754,351	14,644,437	41,348	11,714,999
Otis W. Brawley	186,176,491	2,094,443	169,202	11,714,999
Paul J. Clancy	171,618,839	16,776,129	45,168	11,714,999
Jacqualyn A. Fouse	184,873,144	3,518,437	48,555	11,714,999
Edmund P. Harrigan	186,251,075	2,137,047	52,014	11,714,999
Katherine A. High	184,693,326	3,686,292	60,518	11,714,999
Hervé Hoppenot	175,798,127	11,170,425	1,471,584	11,714,999

2.	The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
170,569,049	17,789,075	82,012	11,714,999

3.             The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year was ratified.

For	Against	Abstain
191,612,479	8,375,994	166,662

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2022

INCYTE CORPORATION

By:	/s/ Maria E. Pasquale
Maria E. Pasquale
Executive Vice President and
General Counsel